Exhibit 99.1

CONTACT:

Tere H. Miller

Vice President, Corporate Communications

760-741-2111 ext. 1177

RECORD OPERATING RESULTS FOR FOURTH QUARTER
AND 2012 ANNOUNCED BY REALTY INCOME

ESCONDIDO, CALIFORNIA, February 14, 2013...Realty Income Corporation (Realty Income), The Monthly Dividend Company® (NYSE: O), today announced record operating results for the fourth quarter and year ended December 31, 2012. Access to this document is available at www.realtyincome.com. All per share amounts presented in this press release are on a diluted per common share basis unless stated otherwise.

COMPANY HIGHLIGHTS:

For the quarter ended December 31, 2012 (as compared to the same quarterly period in 2011):

•     Revenue increased 16.4% to $130.1 million as compared to $111.8 million

•     Net income available to common stockholders per share was $0.21

•     Normalized FFO available to common stockholders increased 8.7% to $74.0 million

•     Normalized FFO per share increased 9.8% to $0.56

•     AFFO available to common stockholders increased 6.4% to $72.9 million

•     AFFO per share increased 5.8% to $0.55

•     Same store rents increased 0.4% to $90.85 million

•     Portfolio occupancy increased to 97.2% from 97.0%

•                  Invested $447 million in real estate, acquiring 189 new properties and properties under development

•                  The monthly dividend was increased in December, for the 69th time and for the 61st consecutive quarter

•                  Raised gross proceeds of $800 million in an offering of senior unsecured notes due 2018 and 2022

•     Dividends paid per common share increased 4.1%

For the year ended December 31, 2012 (as compared to 2011):

•     Revenue increased 15.9% to $475.5 million as compared to $410.3 million

•     Net income available to common stockholders per share was $0.86

•                  Normalized FFO available to common stockholders increased 7.8% to $268.8 million

•     Normalized FFO per share increased 2.0% to $2.02

•                  AFFO available to common stockholders increased 8.2% to $274.2 million

•     AFFO per share increased 2.5% to $2.06

•     Same store rents increased 0.1% to $360.4 million

•     Invested $1.16 billion in real estate, acquiring 423 new properties

•                  Raised gross proceeds of $1.21 billion in public securities offerings to fund 2012 real estate acquisitions, repay borrowings under the credit facility, and redeem all outstanding Class D preferred shares

•     Dividends paid per common share increased 2.0%

•     Paid the 509th consecutive monthly dividend in December 2012

•     Total return to shareholders of 20.1% based on dividends paid and share price growth

Major events subsequent to December 31, 2012

•     On January 22, 2013, Realty Income closed on the acquisition of American Realty Capital Trust

•     Increased the annualized dividend amount by $0.35 to $2.171 per share

Financial Results

Revenue

Revenue, for the quarter ended December 31, 2012, increased 16.4% to $130.1 million as compared to $111.8 million for the same quarter in 2011. Revenue for 2012 increased 15.9% to $475.5 million as compared to $410.3 million for 2011.

Net Income Available to Common Stockholders

Net income available to common stockholders, for the quarter ended December 31, 2012, was $28.5 million as compared to $34.9 million for the same quarter in 2011. Net income per share, for the quarter ended December 31, 2012, was $0.21 as compared to $0.26 for the same quarter in 2011. The decrease in net income available to common stockholders includes $2.4 million of ARCT merger-related costs.

Net income available to common stockholders, in 2012, was $114.5 million as compared to $132.8 million for 2011. Net income per share, in 2012, was $0.86 as compared to $1.05 for 2011. The decrease in net income available to common stockholders includes a $3.7 million non-cash redemption charge on the Class D preferred shares that were redeemed in March 2012 and $7.9 million of ARCT merger-related costs.

The calculation to determine net income for a real estate company includes impairments and/or gains from the sales of investment properties. Impairments and/or gains on property sales vary from quarter to quarter. This variance can significantly impact net income.

FFO Available to Common Stockholders

Funds from Operations (FFO), for the quarter ended December 31, 2012, increased 5.1% to $71.6 million as compared to $68.1 million for the same quarter in 2011. FFO per share, for the quarter ended December 31, 2012, increased 5.9% to $0.54 as compared to $0.51 for the same quarter in 2011.

FFO in 2012 increased 4.6% to $260.9 million as compared to $249.4 million for 2011. FFO per share, in 2012, decreased 1.0% to $1.96 as compared to $1.98 for 2011. The decrease in FFO per share is due to a $3.7 million non-cash redemption charge on the Class D preferred shares that were redeemed in March 2012 and $7.9 million of ARCT merger-related costs. Excluding the $3.7 million charge, FFO per share is $1.99 for 2012, an increase of 0.5% as compared to 2011.

Normalized FFO Available to Common Stockholders

Normalized Funds from Operations, which is based on FFO adjusted to add back ARCT merger-related costs, for the quarter ended December 31, 2012, increased 8.7% to $74.0 million as compared to $68.1 million for the same quarter in 2011. Normalized FFO per share, for the quarter ended December 31, 2012, increased 9.8% to $0.56 as compared to $0.51 for the same quarter in 2011.

Normalized FFO in 2012 increased 7.8% to $268.8 million as compared to $249.4 million for 2011. Normalized FFO per share, in 2012, increased 2.0% to $2.02 as compared to $1.98 for 2011. Normalized FFO per share includes a $3.7 million non-cash, redemption charge on the Class D preferred shares that were redeemed in March 2012. Excluding this $3.7 million charge, normalized FFO per share is $2.05 for 2012, an increase of 3.5% as compared to 2011.

AFFO Available to Common Stockholders

Adjusted Funds from Operations (AFFO), for the quarter ended December 31, 2012, increased 6.4% to $72.9 million as compared to $68.5 million for the same quarter in 2011. AFFO per share, for the quarter ended December 31, 2012, increased 5.8% to $0.55 as compared to $0.52 for the same quarter in 2011.

AFFO in 2012 increased 8.2% to $274.2 million as compared to $253.4 million for 2011. AFFO per share, in 2012, increased 2.5% to $2.06 as compared to $2.01 for 2011.

The company considers FFO, normalized FFO and AFFO to be appropriate supplemental measures of a Real Estate Investment Trust’s (REIT’s) operating performance. Realty Income defines FFO consistent with the National Association of Real Estate Investment Trust’s (NAREIT’s) definition as net income available to common stockholders plus depreciation and amortization of real estate assets, plus impairments of real estate, reduced by gains on sales of investment properties and extraordinary items. Normalized FFO adds back ARCT merger-related costs for our acquisition of American Realty Capital Trust (ARCT). AFFO further adjusts Normalized FFO for unique revenue and expense items which are not pertinent to the measurement of our ongoing operating performance. See our reconciliation of net income available to common stockholders to FFO, normalized FFO and AFFO on page seven.

Dividend Information

In December 2012, Realty Income announced the 61st consecutive quarterly dividend increase, which is the 69th increase in the amount of the dividend since the company’s listing on the New York Stock Exchange in 1994. The annualized dividend amount, as of December 31, 2012, was $1.821 per share. The amount of the monthly dividends paid increased 2.0% to $1.771625 per share in 2012 from $1.736625 per share for 2011. In addition, through December 31, 2012, the company has paid 509 consecutive monthly dividends and over $2.3 billion in total dividends since 1969. Realty Income has a dividend reinvestment and stock purchase program that can be accessed at www.realtyincome.com. The program is administered by Wells Fargo Shareowner Services.

Real Estate Portfolio Update

As of December 31, 2012, Realty Income’s portfolio of freestanding, single-tenant properties consisted of 3,013 properties located in 49 states, leased to 150 commercial enterprises doing business in 44 industries. The properties are leased under long-term, net leases with a weighted average remaining lease term of approximately 11.0 years.

Portfolio Management Activities

The company’s portfolio of commercial real estate, owned primarily under 10- to 20-year net leases, continues to perform well and provide dependable lease revenue supporting the payment of monthly dividends. As of December 31, 2012, portfolio occupancy was 97.2% with 84 properties available for lease out of a total of 3,013 properties in the portfolio, as compared to 97.0% portfolio occupancy as of September 30, 2012.

Rent Increases

During the quarter ended December 31, 2012, same store rents on 2,220 properties under lease increased 0.4% to $90.85 million, as compared to $90.47 million for the same quarter in 2011. During 2012, same store rents on 2,220 properties under lease increased 0.1% to $360.4 million, as compared to $360.0 million for 2011.

Property Acquisitions

During the fourth quarter of 2012, Realty Income invested $447 million in real estate, acquiring 189 new properties and properties under development. The new properties are located in 27 states and are 100% leased with an average lease term of 14.9 years and an initial average lease yield of 7.4%.

During 2012, Realty Income invested $1.16 billion in real estate, acquiring 423 new properties and properties under development. The new properties are located in 37 states and are 100% leased with an average lease term of 14.6 years and an initial average lease yield of 7.2%.

Realty Income maintains a $1.0 billion unsecured acquisition credit facility, which is used to fund property acquisitions in the near term. As of December 31, 2012, outstanding borrowings on the company’s acquisition credit facility were $158 million, and borrowing capacity was $842 million.

Property Dispositions

Realty Income continued to successfully execute its asset disposition program in the fourth quarter of 2012. The objective of this program is to sell assets when the company believes the reinvestment of the sales proceeds will generate higher returns, enhance the credit quality of the company’s real estate portfolio, increase the average lease length, and/or decrease tenant or industry concentration.

During the quarter ended December 31, 2012, Realty Income sold 14 properties for $16.3 million, with a gain on sales of $3.9 million, as compared to five properties sold for $11.7 million, with a gain on sales of $1.2 million, during the same quarter in 2011.

During 2012, Realty Income sold 44 properties for $50.6 million, with a gain on sales of $9.9 million, as compared to 26 properties sold for $24.1 million, with a gain on sales of $5.7 million, during 2011.

Other Activities

Acquisition of American Realty Capital Trust (ARCT)

In September 2012, Realty Income entered into a definitive merger agreement to acquire all of the outstanding shares of ARCT. This transaction closed on January 22, 2013 and, at that time, Realty Income issued approximately 45.6 million shares to ARCT shareholders based on a fixed exchange ratio of 0.2874 shares of Realty Income stock for each share of ARCT common stock owned. The company also made a cash payment of $0.35 per ARCT share to each ARCT shareholder. In conjunction with the acquisition of ARCT, Realty Income assumed approximately $516.3 million of mortgages payable and repaid approximately $552.9 million of borrowings under ARCT’s revolving credit facility and term loan. The total transaction value is approximately $3.1 billion. Upon closing, Realty Income became the 18th largest real estate investment trust in the US, with an enterprise value of approximately $12.6 billion and an equity market capitalization of approximately $8.5 billion. In addition, the company’s real estate portfolio, upon the closing, consisted of 3,528 properties leased to 202 tenants doing business in 48 industries. A “Supplemental Information” section has been added to the end of this press release to provide pro forma operating metrics for Realty Income after integrating the ARCT real estate into the company’s core portfolio.

January 2013 Dividend Increase

On January 22, 2013, Realty Income increased the amount of the annualized dividend 19.2%. The new dividend amount represents an annualized increase of $0.35 per share, to $2.171 per share, as compared to the prior annualized dividend amount of $1.821 per share. The new monthly dividend amount of $0.1890167 per share will be paid on February 15, 2013 to shareholders of record on February 1, 2013.

Priced $800 Million of Senior Unsecured Notes Due 2018 and 2022

On October 10, 2012, the company closed its offering of $350 million of 5-year 2.00% fixed rate Notes, due January 2018, and $450 million of 10-year 3.25% fixed rate Notes, due October 2022. The public offering price for the 5-year notes was 99.910% of the principal amount for an effective yield to maturity of 2.017%. The public offering price for the 10-year notes was 99.382% of the principal amount for an effective yield to maturity of 3.323%. The net proceeds from the offering were used to repay borrowings outstanding on the company’s $1.0 billion acquisition credit facility, and the remaining proceeds were used for general corporate purposes, which included additional property acquisitions.

CEO Comments on Operating Results

Commenting on Realty Income’s financial results and real estate operations, Chief Executive Officer, Tom A. Lewis said, “We are very pleased to report increases in rental revenue, adjusted funds from operations (AFFO) and dividends during the fourth quarter of 2012. In addition, our net-leased property portfolio continued to exhibit strong performance with occupancy increasing to 97.2%.

“We also invested $447 million in real estate during the fourth quarter, acquiring 189 new properties and properties under development, bringing our total dollars invested in real estate to $1.16 billion in 2012, the highest level in a single year since the company was founded in 1969. The initial average lease yield for the fourth quarter acquisitions was 7.4% and for 2012 was 7.2%. Importantly, the majority of the properties acquired are leased to investment-grade tenants, consistent with our strategic focus on continuing to increase the overall credit quality of our real estate portfolio. As we begin 2013, real estate transaction flow continues to offer us ample real estate investment opportunities.

“Perhaps the highlight of 2012 was the announcement of our planned acquisition of ARCT, which closed on January 22, 2013. As we commented on many times during the merger and acquisition process, the completion of the ARCT acquisition positions Realty Income as the largest public net-lease REIT, and one of the larger REITs in our industry. More importantly, the 515 properties that were added to our real estate portfolio are immediately accretive to our earnings and significantly advance our objective to increase the overall credit quality of the lease revenue supporting the payment of dividends. Upon closing of the transaction, anticipated lease revenue generated by investment grade rated tenants rises to 34%, compared to 19% prior to the ARCT acquisition.”

“We were also successful in accessing the capital markets during 2012, generating gross proceeds of $1.21 billion through total preferred stock offerings of $409 million in both February and April 2012, and senior unsecured notes offerings of $800 million in October 2012. This capital raising activity allowed us to fund our acquisitions during 2012. In addition, we entered into a new and expanded $1.0 billion credit facility with our commercial banks earlier in the year, so we have ample access to funds allowing us to pursue additional real estate investment opportunities.

“Our ability to increase the amount of the monthly dividend paid to our shareholders was supported by the record operating results during the year. We were able to provide four quarterly dividend increases, as well as a special August 2012 increase of 3.4%. As a result, our shareholders enjoyed a 2.0% increase in the amount of the dividends paid per share during 2012. Since the closing of the ARCT acquisition, we announced another $0.35 per share annual increase in the amount of the dividend. The new annualized dividend amount, as of January 22, 2013, is $2.171 per share. Providing monthly dividends that increase over time is our mission, thus we remain focused on operating our business in a manner consistent with achieving that mission.”

FFO Commentary

Realty Income’s FFO per share has historically tended to be stable and fairly predictable because of the long-term leases that are the primary source of the company’s revenue. There are, however, several factors that can cause FFO per share to vary from levels that have been anticipated by the company. These factors include, but are not limited to, changes in interest rates and occupancy rates, periodically accessing the capital markets, the level and timing of property and entity acquisitions and dispositions, integration of the acquired ARCT properties including the finalization of purchase price allocations, lease rollovers, the general real estate market, and the economy.

2013 Earnings Estimates

Normalized FFO is based on FFO adjusted to add back ARCT merger-related costs. The Normalized 2013 FFO and AFFO estimates are as follows (excluding the costs associated with the ARCT transaction):

Normalized FFO per share for 2013 should range from $2.32 to $2.38 per share, an increase of 14.9% to 17.8% over the Normalized 2012 FFO per share of $2.02. Normalized FFO per share for 2013 is based on an estimated net income per share range of $1.05 to $1.11, plus estimated real estate depreciation of $1.50 and reduced by potential estimated gains on sales of investment properties of $0.23 per share (in accordance with NAREIT’s definition of FFO).

AFFO per share for 2013 should range from $2.33 to $2.39 per share, an increase of 13.1% to 16.0% over the 2012 AFFO per share of $2.06. The AFFO per share estimate for 2013 is based on adding back items to FFO, that reduce net income, totaling approximately $0.10, and deducting capitalized expenditures and straight-line rent revenue items totaling approximately $0.08, for a net increase of $0.01 to $0.02 over Normalized FFO.

About Realty Income

Realty Income is The Monthly Dividend Company®, a New York Stock Exchange real estate company dedicated to providing shareholders with dependable monthly income. As of January 15, 2013, the company had paid 510 consecutive monthly dividends throughout its 44-year operating history. The monthly income is supported by the cash flows from over 3,500 properties owned under long-term lease agreements with 202 leading regional and national commercial enterprises. The company is an active buyer of net-leased properties nationwide. Additional information about the company can be obtained from the corporate website at www.realtyincome.com or www.twitter.com/realtyincome.

Forward-Looking Statements

Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, tenant financial health, the availability of capital to finance planned growth, continued volatility and uncertainty in the credit markets and broader financial markets, property acquisitions and the timing of these acquisitions, charges for property impairments, integration of the ARCT acquisition, and the outcome of any legal proceedings to which the company is a party, as described in the company’s filings with the Securities and Exchange Commission. Consequently, forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. The company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Note to Editors: Realty Income press releases are available via the internet at http://www.realtyincome.com/invest/newsroom-library/press-releases.shtml.

CONSOLIDATED STATEMENTS OF INCOME

For the three months and years ended December 31, 2012 and 2011

(dollars in thousands, except per share amounts - unaudited)

	Three Months Ended 12/31/12	Three Months Ended 12/31/11	Year Ended 12/31/12	Year Ended 12/31/11
REVENUE
Rental	$129,619	$110,978	$473,741	$408,640
Other	520	777	1,769	1,612

Total revenue	130,139	111,755	475,510	410,252

EXPENSES
Depreciation and amortization	42,313	33,714	149,597	118,874
Interest	35,065	28,983	122,542	108,301
General and administrative	10,223	7,953	37,998	30,954
Property	1,669	1,950	7,269	6,018
Income taxes	215	367	1,430	1,470
ARCT merger-related costs	2,404	--	7,899	--
Provisions for impairment	2,804	--	2,804	10

Total expenses	94,693	72,967	329,539	265,627

Income from continuing operations	35,446	38,788	145,971	144,625
Income from discontinued operations	3,578	2,216	13,181	12,407

Net income	39,024	41,004	159,152	157,032
Preferred stock dividends	(10,482)	(6,063)	(40,918)	(24,253)
Excess of redemption value over carrying value of preferred shares redeemed	--	--	(3,696)	--

Net income available to common stockholders	$28,542	$34,941	$114,538	$132,779

Funds from operations available to common stockholders (FFO)	$71,579	$68,077	$260,862	$249,392
Normalized funds from operations available to common stockholders (Normalized FFO)	$73,983	$68,077	$268,761	$249,392
Adjusted funds from operations available to common stockholders (AFFO)	$72,892	$68,524	$274,183	$253,372

Per share information for common stockholders:
Income from continuing operations, basic and diluted	$0.19	$0.25	$0.76	$0.95
Net income, basic and diluted	$0.21	$0.26	$0.86	$1.05
FFO, basic and diluted	$0.54	$0.51	$1.96	$1.98
Normalized FFO, basic and diluted	$0.56	$0.51	$2.02	$1.98
AFFO, basic and diluted	$0.55	$0.52	$2.06	$2.01
Cash dividends paid per common share	$0.454	$0.436	$1.772	$1.737

FUNDS FROM OPERATIONS (FFO)

(dollars in thousands, except per share amounts)

	Three Months	Three Months	Year Ended	Year Ended
	Ended 12/31/12	Ended 12/31/11	12/31/12	12/31/11
Net income available to common stockholders	$28,542	$34,941	$114,538	$132,779
Depreciation and amortization:
Continuing operations	42,313	33,714	149,597	118,874
Discontinued operations	172	659	1,710	3,305
Depreciation of furniture, fixtures & equipment	(57)	(59)	(249)	(238)
Provisions for impairment on Realty Income investment properties	4,472	27	5,139	405
Gain on sales of investment properties:
Continuing operations	--	(330)	--	(540)
Discontinued operations	(3,863)	(875)	(9,873)	(5,193)
FFO available to common stockholders	71,579	68,077	260,862	249,392
ARCT merger-related costs	2,404	--	7,899	--
Normalized FFO available to common stockholders	$73,983	$68,077	268,761	$249,392
FFO per common share, basic and diluted	$0.54	$0.51	$1.96	$1.98
Normalized FFO per common share, basic and diluted	$0.56	$0.51	$2.02	$1.98
Dividends paid to common stockholders	$60,629	$58,021	$236,348	$219,297
Normalized FFO in excess of dividends paid to common stockholders	$13,354	$10,056	$32,413	$30,095
Weighted average number of common shares used for computation per share:
Basic	132,846,497	132,353,040	132,817,472	126,142,696
Diluted	132,979,552	132,609,319	132,884,933	126,189,399

We define FFO, a non-GAAP measure, consistent with the National Association of Real Estate Investment Trust’s definition, as net income available to common stockholders, plus depreciation and amortization of real estate assets, plus impairments of real estate assets, reduced by gains on sales of investment properties and extraordinary items. We define normalized FFO, a non-GAAP measure, as FFO excluding the ARCT merger-related costs.

ADJUSTED FUNDS FROM OPERATIONS (AFFO)

(dollars in thousands, except per share amounts)

Most companies in our industry use a similar measurement to AFFO, but they may use the term “CAD” (for Cash Available for Distribution) or “FAD” (for Funds Available for Distribution).

	Three Months	Three Months	Year Ended	Year Ended
	Ended 12/31/12	Ended 12/31/11	12/31/12	12/31/11
Net income available to common stockholders	$28,542	$34,941	$114,538	$132,779
Cumulative adjustments to calculate normalized FFO(1)	45,441	33,136	154,223	116,613
Normalized FFO available to common stockholders	73,983	68,077	268,761	249,392
Excess of redemption value over carrying value of preferred share redemption	--	--	3,696	--
Amortization of share-based compensation	2,221	1,775	10,001	7,873
Amortization of deferred financing costs(2)	543	546	2,177	1,881
Capitalized leasing costs and commissions	(401)	(478)	(1,619)	(1,722)
Capitalized building improvements	(1,652)	(714)	(4,935)	(2,450)
Other adjustments(3)	(1,802)	(682)	(3,898)	(1,602)
Total AFFO available to common stockholders	$72,892	$68,524	$274,183	$253,372
AFFO per common share, basic and diluted	$0.55	$0.52	$2.06	$2.01
Dividends paid to common stockholders	$60,629	$58,021	$236,348	$219,297
AFFO in excess of dividends paid to common stockholders	$12,263	$10,503	$37,835	$34,075

(1)           See FFO and normalized FFO calculation above for reconciling items.

(2)           Includes the amortization of costs incurred and capitalized when our senior notes were issued in March 2003, November 2003, March 2005, September 2005, September 2006, September 2007, June 2010, June 2011, and October 2012. Additionally, this includes the amortization of deferred financing costs incurred and capitalized in connection with our assumption of the mortgages payable. These costs are being amortized over the lives of the respective mortgages. No costs associated with our credit facility agreements or annual fees paid to credit rating agencies have been included.

(3)           Includes straight-line rent revenue, and the amortization of above and below-market leases.

HISTORICAL FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS

(dollars in thousands, except per share amounts)

For the three months ended December 31,	2012	2011	2010	2009	2008

Net income available to common stockholders	$28,542	$34,941	$31,814	$29,268	$28,269
Depreciation and amortization	42,428	34,314	25,045	22,916	22,869
Provisions for impairment on Realty Income investment properties	4,472	27	42	110	--
Gain on sales of investment properties	(3,863)	(1,205)	(4,392)	(3,809)	(4,111)

FFO	71,579	68,077	52,509	48,485	47,027
ARCT merger-related costs	2,404	--	--	--	--
Normalized FFO	$73,983	$68,077	$52,509	$48,485	$47,027

Normalized FFO per diluted share	$0.56	$0.51	$0.47	$0.47	$0.46

Normalized FFO	$73,983	$68,077	$52,509	$48,485	$47,027
Add (less) FFO contributed by Crest	(245)	(176)	551	(649)	(8)

Normalized FFO before Crest contribution	$73,738	$67,901	$53,060	$47,836	$47,019

Normalized FFO components, per diluted share(1):
FFO before Crest contribution	$0.55	$0.51	$0.47	$0.46	$0.46
Crest FFO contribution	$0.00	$0.00	$0.00	$0.01	$0.00
Normalized FFO	$0.56	$0.51	$0.47	$0.47	$0.46

AFFO	$72,892	$68,524	$53,327	$48,622	$47,399

AFFO per diluted share	$0.55	$0.52	$0.48	$0.47	$0.46

Cash dividends paid per share	$0.454	$0.436	$0.432	$0.428	$0.423
Weighted average diluted shares outstanding	132,979,552	132,609,319	112,067,874	103,491,891	103,266,636

For the years ended December 31,	2012	2011	2010	2009	2008

Net income available to common stockholders	$114,538	$132,779	$106,531	$106,874	$107,588
Depreciation and amortization	151,058	121,941	95,858	91,629	91,486
Provisions for impairment on Realty Income investment properties	5,139	405	213	110	--
Gain on sales of investment properties	(9,873)	(5,733)	(8,676)	(8,059)	(13,550)

FFO	260,862	249,392	193,926	190,554	185,524
ARCT merger-related costs	7,899	--	--	--	--
Normalized FFO	$268,761	$249,392	$193,926	$190,554	$185,524

Normalized FFO per diluted share	$2.02	$1.98	$1.83	$1.84	$1.83

Normalized FFO	$268,761	$249,392	$193,926	$190,554	$185,524
Less FFO contributed by Crest	(824)	(736)	(35)	(958)	(1,346)

Normalized FFO before Crest contribution	$267,937	$248,656	$193,891	$189,596	$184,178

Normalized FFO components, per diluted share(1):
FFO before Crest contribution	$2.02	$1.97	$1.83	$1.83	$1.82
Crest FFO contribution	$0.01	$0.01	$0.00	$0.01	$0.01
Normalized FFO	$2.02	$1.98	$1.83	$1.84	$1.83

AFFO	$274,183	$253,372	$197,256	$192,739	$192,003

AFFO per diluted share	$2.06	$2.01	$1.86	$1.86	$1.90

Cash dividends paid per share	$1.772	$1.737	$1.722	$1.707	$1.662
Weighted average diluted shares outstanding	132,884,933	126,189,399	105,942,721	103,581,053	101,209,883

(1) The above FFO per share amounts have been rounded to the nearest two decimals and, as such, the individual amounts may not add up to the “Total FFO” amount.

CONSOLIDATED BALANCE SHEETS

As of December 31, 2012 and December 31, 2011

(dollars in thousands, except per share amounts)

	2012	2011
	(unaudited)
ASSETS
Real estate, at cost:
Land	$1,999,820	$1,749,378
Buildings and improvements	3,920,865	3,222,603
Total real estate, at cost	5,920,685	4,971,981
Less accumulated depreciation and amortization	(897,767)	(814,126)

Net real estate held for investment	5,022,918	4,157,855
Real estate held for sale, net	19,219	2,153
Net real estate	5,042,137	4,160,008
Cash and cash equivalents	5,248	4,165
Accounts receivable, net	21,659	15,375
Goodwill	16,945	17,206
Other assets, net	357,374	222,635

Total assets	$5,443,363	$4,419,389

LIABILITIES AND STOCKHOLDERS’ EQUITY
Distributions payable	$23,745	$21,405
Accounts payable and accrued expenses	70,426	58,770
Other liabilities	52,530	29,179
Lines of credit payable	158,000	237,400
Mortgages payable, net	175,868	67,781
Notes payable	2,550,000	1,750,000

Total liabilities	3,030,569	2,164,535

Stockholders’ equity:
Preferred stock and paid in capital	609,363	337,790
Common stock and paid in capital	2,572,092	2,563,048
Distributions in excess of net income	(768,661)	(645,984)

Total stockholders’ equity	2,412,794	2,254,854

Total liabilities and stockholders’ equity	$5,443,363	$4,419,389

Realty Income Performance vs. Major Stock Indices

				Equity			Dow Jones						NASDAQ
	Realty Income			REIT Index(1)			Industrial Average			S&P 500			Composite
	Dividend	Total		Dividend	Total		Dividend	Total		Dividend	Total		Dividend	Total
	Yield	Return(2)		Yield	Return(3)		Yield	Return(3)		Yield	Return(3)		Yield	Return(4)

1995	8.3%	42.0%		7.4%	15.3%		2.4%	36.9%		2.3%	37.6%		0.6%	39.9%
1996	7.9%	15.4%		6.1%	35.3%		2.2%	28.9%		2.0%	23.0%		0.2%	22.7%
1997	7.5%	14.5%		5.5%	20.3%		1.8%	24.9%		1.6%	33.4%		0.5%	21.6%
1998	8.2%	5.5%		7.5%	(17.5%	)	1.7%	18.1%		1.3%	28.6%		0.3%	39.6%
1999	10.5%	(8.7%	)	8.7%	(4.6%	)	1.3%	27.2%		1.1%	21.0%		0.2%	85.6%
2000	8.9%	31.2%		7.5%	26.4%		1.5%	(4.7%	)	1.2%	(9.1%	)	0.3%	(39.3%	)
2001	7.8%	27.2%		7.1%	13.9%		1.9%	(5.5%	)	1.4%	(11.9%	)	0.3%	(21.1%	)
2002	6.7%	26.9%		7.1%	3.8%		2.6%	(15.0%	)	1.9%	(22.1%	)	0.5%	(31.5%	)
2003	6.0%	21.0%		5.5%	37.1%		2.3%	28.3%		1.8%	28.7%		0.6%	50.0%
2004	5.2%	32.7%		4.7%	31.6%		2.2%	5.6%		1.8%	10.9%		0.6%	8.6%
2005	6.5%	(9.2%	)	4.6%	12.2%		2.6%	1.7%		1.9%	4.9%		0.9%	1.4%
2006	5.5%	34.8%		3.7%	35.1%		2.5%	19.0%		1.9%	15.8%		0.8%	9.5%
2007	6.1%	3.2%		4.9%	(15.7%	)	2.7%	8.8%		2.1%	5.5%		0.8%	9.8%
2008	7.3%	(8.2%	)	7.6%	(37.7%	)	3.6%	(31.8%	)	3.2%	(37.0%	)	1.3%	(40.5%	)
2009	6.6%	19.3%		3.7%	28.0%		2.6%	22.6%		2.0%	26.5%		1.0%	43.9%
2010	5.1%	38.6%		3.5%	27.9%		2.6%	14.0%		1.9%	15.1%		1.2%	16.9%
2011	5.0%	7.3%		3.8%	8.3%		2.8%	8.3%		2.3%	2.1%		1.3%	(1.8%	)
2012	4.5%	20.1%		3.5%	19.7%		3.0%	10.2%		2.5%	16.0%		2.6%	15.9%
Compounded Average Annual Total Return(5)		17.4%			11.0%			9.3%			8.3%			7.8%

Note: All of these Dividend Yields are calculated as annualized dividend based on last dividend paid in applicable time period divided by closing price as of period end. Dividend Yield sources: NAREIT website and Bloomberg.

(1)            FTSE NAREIT US Equity REIT Index, as per NAREIT website.

(2)            Calculated as the difference between the closing stock price as of period end less the closing stock price as of previous period, plus dividends paid in period, divided by closing stock price as of end of previous period. Does not include reinvestment of dividends.

(3)            Includes reinvestment of dividends. Sources: NAREIT website and Factset.

(4)            Price only index, does not include dividends. Source: Factset.

(5)            All of these Compounded Average Annual Total Return rates are calculated in the same manner: from Realty Income’s NYSE listing on October 18, 1994 through December 31, 2012, and assuming reinvestment of dividends, except for NASDAQ. Past performance does not guarantee future performance. Realty Income presents this data for informational purposes only and makes no representation about its future performance or how it will compare in performance to other indices in the future.

Property Type Diversification

The following table sets forth certain property type information regarding Realty Income’s property portfolio as of December 31, 2012 (dollars in thousands):

		Approximate	Rental Revenue for	Percentage of
	Number of	Leasable	the Quarter Ended	Rental
Property Type	Properties	Square Feet	December 31, 2012(1)	Revenue
Retail	2,941	27,520,200	$ 111,218	84.9%
Distribution	23	5,181,200	6,131	4.7
Agriculture	15	184,500	5,138	3.9
Manufacturing	10	3,117,100	3,775	2.9
Office	9	824,000	3,110	2.4
Industrial	15	850,500	1,570	1.2
Totals	3,013	37,677,500	$ 130,942	100.0%

(1) Includes rental revenue for all properties owned by Realty Income at December 31, 2012, including revenue from properties reclassified as discontinued operations of $1,347. Excludes revenue of $24 from properties owned by Crest.

Industry Diversification

The following table sets forth certain information regarding Realty Income’s property portfolio classified according to the business of the respective tenants, expressed as a percentage of our total rental revenue:

	Percentage of Rental Revenue(1)
	For the Quarter	For the Years Ended
	Ended December 31, 2012	Dec 31, 2012	Dec 31, 2011	Dec 31, 2010	Dec 31, 2009	Dec 31, 2008	Dec 31, 2007
Retail Industries
Apparel stores	2.4%	1.7%	1.4%	1.2%	1.1%	1.1%	1.2%
Automotive collision services	1.1	1.1	0.9	1.0	1.1	1.0	1.1
Automotive parts	1.1	1.0	1.2	1.4	1.5	1.6	2.1
Automotive service	2.9	3.1	3.7	4.7	4.8	4.8	5.2
Automotive tire services	4.3	4.7	5.6	6.4	6.9	6.7	7.3
Book stores	0.1	0.1	0.1	0.1	0.2	0.2	0.2
Business services	*	*	*	*	*	*	0.1
Child care	4.1	4.5	5.2	6.5	7.3	7.6	8.4
Consumer electronics	0.5	0.5	0.5	0.6	0.7	0.8	0.9
Convenience stores	14.9	16.3	18.5	17.1	16.9	15.8	14.0
Crafts and novelties	0.7	0.3	0.2	0.3	0.3	0.3	0.3
Dollar stores	4.3	2.2	--	--	--	--	--
Drug stores	3.3	3.5	3.8	4.1	4.3	4.1	2.7
Education	0.6	0.7	0.7	0.8	0.9	0.8	0.8
Entertainment	0.9	0.9	1.0	1.2	1.3	1.2	1.4
Equipment services	0.1	0.1	0.2	0.2	0.2	0.2	0.2
Financial services	0.2	0.2	0.2	0.2	0.2	0.2	0.2
General merchandise	0.5	0.6	0.6	0.8	0.8	0.8	0.7
Grocery stores	3.3	3.7	1.6	0.9	0.7	0.7	0.7
Health and fitness	6.7	6.8	6.4	6.9	5.9	5.6	5.1
Home furnishings	1.0	1.0	1.1	1.3	1.3	2.4	2.6
Home improvement	1.3	1.5	1.7	2.0	2.2	2.1	2.4
Motor vehicle dealerships	2.0	2.1	2.2	2.6	2.7	3.2	3.1
Office supplies	0.7	0.8	0.9	0.9	1.0	1.0	1.1
Pet supplies and services	0.5	0.6	0.7	0.9	0.9	0.8	0.9
Restaurants - casual dining	6.7	7.3	10.9	13.4	13.7	14.3	14.9
Restaurants - quick service	5.7	5.9	6.6	7.7	8.3	8.2	6.6
Shoe stores	0.1	0.1	0.2	0.1	--	--	--
Sporting goods	2.3	2.5	2.7	2.7	2.6	2.3	2.6
Theaters	8.7	9.4	8.8	8.9	9.2	9.0	9.0
Transportation services	0.1	0.2	0.2	0.2	0.2	0.2	0.2
Video rental	0.0	0.0	0.0	0.2	1.0	1.1	1.7
Wholesale clubs	4.4	3.2	0.7	--	--	--	--
Other	0.1	0.1	0.1	0.1	0.1	0.1	0.1
Retail Industries	85.6%	86.7%	88.6%	95.4%	98.3%	98.2%	97.8%

Industry Diversification (continued)

	Percentage of Rental Revenue(1)
	For the Quarter	For the Years Ended
	Ended December 31, 2012	Dec 31, 2012	Dec 31, 2011	Dec 31, 2010	Dec 31, 2009	Dec 31, 2008	Dec 31, 2007
Non-retail Industries
Aerospace	1.0	0.9	0.5	--	--	--	--
Beverages	4.7	5.1	5.6	3.0	--	--	--
Consumer appliances	0.3	0.1	--	--	--	--	--
Consumer goods	0.3	0.1	--	--	--	--	--
Diversified industrial	0.2	0.1	--	--	--	--	--
Equipment services	0.5	0.3	0.2	--	--	--	--
Financial services	0.4	0.4	0.3	--	--	--	--
Food processing	1.6	1.3	0.7	--	--	--	--
Insurance	0.1	*	--	--	--	--	--
Machinery	0.3	0.1	--	--	--	--	--
Packaging	1.0	0.7	0.4	--	--	--	--
Paper	0.1	0.1	0.1	--	--	--	--
Telecommunications	0.8	0.8	0.7	--	--	--	--
Transportation services	2.1	2.2	1.6	--	--	--	--
Other	1.0	1.1	1.3	1.6	1.7	1.8	2.2
Non-retail Industries	14.4%	13.3%	11.4%	4.6%	1.7%	1.8%	2.2%
Totals	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

* Less than 0.1%

(1) Includes rental revenue for all properties owned by Realty Income at the end of each period presented, including revenue from properties reclassified as discontinued operations. Excludes revenue from properties owned by Crest.

Tenant Diversification

The largest tenants based on percentage of total portfolio rental revenue at December 31, 2012 include the following:

L.A. Fitness	5.1%	NPC International/Pizza Hut	2.3%
AMC Theatres	4.6%	Rite Aid	2.2%
Family Dollar	4.4%	Friendly’s Ice Cream	2.1%
Diageo	4.4%	Smart & Final	2.1%
BJ’s Wholesale Clubs	4.3%	Fed-Ex	2.0%
Northern Tier Energy/Super America	3.8%	FreedomRoads/Camping World	2.0%
Regal Cinemas	3.2%	National Tire & Battery	1.9%
The Pantry	2.7%

Lease Expirations

The following table sets forth certain information regarding Realty Income’s property portfolio regarding the timing of the lease term expirations (excluding rights to extend a lease at the option of the tenant) on our 2,913 net leased, single-tenant properties as of December 31, 2012 (dollars in thousands):

	Total Portfolio				Initial Expirations(3)			Subsequent Expirations(4)
Year	Number of Leases Expiring(1)	Approx. Leasable Sq. Feet	Rental Revenue for the Quarter Ended Dec. 31, 2012(2)	% of Total Rental Revenue	Number of Leases Expiring	Rental Revenue for the Quarter Ended Dec. 31, 2012	% of Total Rental Revenue	Number of Leases Expiring	Rental Revenue for the Quarter Ended Dec. 31, 2012	% of Total Rental Revenue
2013	157	1,209,200	$ 3,879	3.0%	39	$1,319	1.0%	118	$ 2,560	2.0%
2014	155	1,019,400	3,717	2.9	52	1,652	1.3	103	2,065	1.6
2015	161	859,500	3,690	2.9	67	1,774	1.4	94	1,916	1.5
2016	176	1,144,300	3,840	3.0	115	2,380	1.9	61	1,460	1.1
2017	165	1,940,200	5,633	4.4	44	2,902	2.3	121	2,731	2.1
2018	144	2,116,600	6,411	5.0	90	4,691	3.7	54	1,720	1.3
2019	143	1,511,800	7,298	5.7	132	6,815	5.3	11	483	0.4
2020	86	1,986,500	5,455	4.2	76	5,109	4.0	10	346	0.2
2021	163	2,353,000	8,426	6.5	155	7,916	6.1	8	510	0.4
2022	127	3,713,600	7,396	5.7	119	7,153	5.5	8	243	0.2
2023	257	2,294,400	10,634	8.3	250	10,106	7.9	7	528	0.4
2024	62	686,900	2,764	2.1	62	2,764	2.1	--	--	0.0
2025	253	2,707,700	13,478	10.5	248	13,363	10.4	5	115	0.1
2026	153	2,311,400	8,335	6.5	150	8,253	6.4	3	82	0.1
2027-2043	711	10,152,200	37,694	29.3	702	37,509	29.2	9	185	0.1
Totals	2,913	36,006,700	$128,650	100.0%	2,301	$113,706	88.5%	612	$ 14,944	11.5%

(1)     Excludes 16 multi-tenant properties and 84 vacant unleased properties, one of which is a multi-tenant property. The lease expirations for properties under construction are based on the estimated date of completion of those properties.

(2)     Includes rental revenue of $1,347 from properties reclassified as discontinued operations and excludes revenue of $2,292 from 16 multi-tenant properties and from 84 vacant and unleased properties at December 31, 2012. Excludes revenue of $24 from four properties owned by Crest.

(3)     Represents leases to the initial tenant of the property that are expiring for the first time.

(4)     Represents lease expirations on properties in the portfolio, which have previously been renewed, extended or re-tenanted.

Geographic Diversification

The following table sets forth certain state-by-state information regarding Realty Income’s property portfolio as of December 31, 2012 (dollars in thousands):

State	Number of Properties	Percent Leased	Approximate Leasable Square Feet	Rental Revenue for the Quarter Ended December 31, 2012(1)	Percentage of Rental Revenue
Alabama	71	96%	500,500	$ 1,831	1.4%
Alaska	2	100	128,500	307	0.2
Arizona	96	98	710,300	3,496	2.7
Arkansas	21	95	135,000	340	0.3
California	142	100	3,821,700	18,204	13.9
Colorado	57	96	497,700	1,985	1.5
Connecticut	25	92	456,500	2,037	1.6
Delaware	16	100	29,500	391	0.3
Florida	211	98	2,229,600	8,364	6.4
Georgia	152	94	1,342,400	5,040	3.8
Hawaii	--	--	--	--	--
Idaho	12	92	80,700	329	0.3
Illinois	111	99	1,428,900	6,264	4.8
Indiana	87	98	858,400	3,858	2.9
Iowa	28	89	1,878,400	2,331	1.8
Kansas	67	96	920,600	1,905	1.5
Kentucky	26	96	202,200	733	0.6
Louisiana	44	100	428,500	1,449	1.1
Maine	3	100	22,500	139	0.1
Maryland	30	100	492,500	2,661	2.0
Massachusetts	63	92	572,700	2,279	1.7
Michigan	69	100	421,900	1,579	1.2
Minnesota	151	100	1,019,000	6,807	5.2
Mississippi	77	95	775,300	1,982	1.5
Missouri	78	99	1,057,800	3,861	2.9
Montana	2	100	30,000	77	0.1
Nebraska	22	100	220,400	604	0.5
Nevada	16	100	333,700	1,054	0.8
New Hampshire	17	94	234,000	961	0.7
New Jersey	33	94	267,300	1,941	1.5
New Mexico	19	100	154,700	421	0.3
New York	46	98	918,900	4,614	3.5
North Carolina	99	96	895,400	3,127	2.4
North Dakota	6	100	36,600	78	0.1
Ohio	151	97	2,192,200	5,231	4.0
Oklahoma	57	98	961,500	1,742	1.3
Oregon	20	100	384,200	1,325	1.0
Pennsylvania	105	98	1,092,500	4,740	3.6
Rhode Island	3	100	11,000	37	*
South Carolina	102	97	564,500	2,571	2.0
South Dakota	10	100	89,800	186	0.1
Tennessee	136	96	1,351,500	3,240	2.5
Texas	328	97	4,271,900	12,205	9.3
Utah	9	100	159,300	413	0.3
Vermont	4	100	12,700	133	0.1
Virginia	115	97	2,429,400	5,351	4.1
Washington	34	97	293,000	1,147	0.9
West Virginia	4	100	87,400	134	0.1
Wisconsin	33	94	653,400	1,375	1.1
Wyoming	3	100	21,100	63	*
Totals/Average	3,013	97%	37,677,500	$ 130,942	100.0%

* Less than 0.1%

(1)           Includes rental revenue for all properties owned by Realty Income at December 31, 2012, including revenue from properties reclassified as discontinued operations of $1,347. Excludes revenue of $24 from properties owned by Crest.

SUPPLEMENTAL INFORMATION

On January 22, 2013, Realty Income acquired American Realty Capital Trust (ARCT).  The information that follows provides pro forma operating metrics after integrating the ARCT real estate into the company’s core portfolio.

Pro Forma Property Type Diversification

The following table sets forth certain property type information regarding Realty Income’s property portfolio after the acquisition of ARCT (dollars in thousands):

			Annualized	Percentage of
		Approximate	Rental	Annualized
	Number of	Leasable	Revenue	Rental
Property Type	Properties	Square Feet	at 12/31/12	Revenue
Retail	3,387	32,853,300	$ 549,943	77.2%
Distribution	61	14,189,100	79,258	11.1
Office	40	2,221,700	39,752	5.6
Agriculture	15	184,500	20,551	2.9
Manufacturing	10	3,117,100	16,588	2.3
Industrial	15	850,500	6,320	0.9
Totals	3,528	53,416,200	$ 712,412	100.0%

Pro Forma Tenant Diversification

Largest Tenants based on Percentage of Total Portfolio Rental Revenue after the Acquisition of ARCT

FedEx	5.5%	Regal Cinemas	2.4%
L.A. Fitness	3.9%	Dollar General	2.0%
Family Dollar	3.5%	The Pantry	2.0%
AMC Theatres	3.5%	Rite Aid	1.9%
Diageo	3.3%	NPC International/Pizza Hut	1.8%
BJ’s Wholesale Club	3.3%	Friendly’s Ice Cream	1.6%
Walgreens	2.9%	CVS	1.6%
Northern Tier Energy/Super America	2.9%

Industry Diversification

The following table sets forth certain information regarding Realty Income’s property portfolio after the acquisition of ARCT classified according to the business of the respective tenants, expressed as a percentage of our total rental revenue:

		Historical Percentage of Rental Revenue(1)
		For the Years Ended
	Pro Forma Percentage of Annualized Rental Revenue at 12/31/2012	Dec 31, 2011	Dec 31, 2010	Dec 31, 2009	Dec 31, 2008	Dec 31, 2007	Dec 31, 2006
Retail Industries
Apparel stores	1.6%	1.4%	1.2%	1.1%	1.1%	1.2%	1.7%
Automotive collision services	0.8	0.9	1.0	1.1	1.0	1.1	1.3
Automotive parts	1.1	1.2	1.4	1.5	1.6	2.1	2.8
Automotive service	3.0	3.7	4.7	4.8	4.8	5.2	6.9
Automotive tire services	3.2	5.6	6.4	6.9	6.7	7.3	6.1
Book stores	*	0.1	0.1	0.2	0.2	0.2	0.2
Business services	*	*	*	*	*	0.1	0.1
Child care	3.0	5.2	6.5	7.3	7.6	8.4	10.3
Consumer electronics	0.3	0.5	0.6	0.7	0.8	0.9	1.1
Convenience stores	11.6	18.5	17.1	16.9	15.8	14.0	16.1
Crafts and novelties	0.6	0.2	0.3	0.3	0.3	0.3	0.4
Dollar stores	5.6	--	--	--	--	--	--
Drug stores	6.6	3.8	4.1	4.3	4.1	2.7	2.9
Education	0.5	0.7	0.8	0.9	0.8	0.8	0.8
Entertainment	0.6	1.0	1.2	1.3	1.2	1.4	1.6
Equipment services	0.1	0.2	0.2	0.2	0.2	0.2	0.2
Financial services	1.9	0.2	0.2	0.2	0.2	0.2	0.1
General merchandise	1.2	0.6	0.8	0.8	0.8	0.7	0.6
Grocery stores	3.2	1.6	0.9	0.7	0.7	0.7	0.7
Health and fitness	5.2	6.4	6.9	5.9	5.6	5.1	4.3
Home furnishings	1.0	1.1	1.3	1.3	2.4	2.6	3.1
Home improvement	1.6	1.7	2.0	2.2	2.1	2.4	3.4
Jewelry	0.1	--	--	--	--	--	--
Motor vehicle dealerships	1.7	2.2	2.6	2.7	3.2	3.1	3.4
Office supplies	0.5	0.9	0.9	1.0	1.0	1.1	1.3
Pet supplies and services	0.9	0.7	0.9	0.9	0.8	0.9	1.1
Restaurants - casual dining	5.6	10.9	13.4	13.7	14.3	14.9	7.0
Restaurants - quick service	4.6	6.6	7.7	8.3	8.2	6.6	4.9
Shoe stores	0.9	0.2	0.1	--	--	--	--
Sporting goods	1.7	2.7	2.7	2.6	2.3	2.6	2.9
Theaters	6.4	8.8	8.9	9.2	9.0	9.0	9.6
Transportation services	0.1	0.2	0.2	0.2	0.2	0.2	0.3
Video rental	0.0	0.0	0.2	1.0	1.1	1.7	2.1
Wholesale clubs	3.4	0.7	--	--	--	--	--
Other	0.1	0.1	0.1	0.1	0.1	0.1	0.2
Retail Industries	78.7%	88.6%	95.4%	98.3%	98.2%	97.8%	97.5%

Industry Diversification (continued)

		Historical Percentage of Rental Revenue(1)
		For the Years Ended
	Pro Forma Percentage of Annualized Rental Revenue at 12/31/2012	Dec 31, 2011	Dec 31, 2010	Dec 31, 2009	Dec 31, 2008	Dec 31, 2007	Dec 31, 2006
Other Industries
Aerospace	0.9	0.5	--	--	--	--	--
Beverages	3.5	5.6	3.0	--	--	--	--
Consumer appliances	0.7	--	--	--	--	--	--
Consumer goods	1.1	--	--	--	--	--	--
Diversified industrial	0.1	--	--	--	--	--	--
Equipment services	0.3	0.2	--	--	--	--	--
Financial services	0.3	0.3	--	--	--	--	--
Food processing	1.5	0.7	--	--	--	--	--
Government services	1.5	--	--	--	--	--	--
Health care	2.0	--	--	--	--	--	--
Home furnishings	0.2	--	--	--	--	--	--
Insurance	0.1	--	--	--	--	--	--
Machinery	0.2	--	--	--	--	--	--
Other manufacturing	0.5	--	--	--	--	--	--
Packaging	1.0	0.4	--	--	--	--	--
Paper	0.2	0.1	--	--	--	--	--
Telecommunications	0.7	0.7	--	--	--	--	--
Transportation services	5.7	1.6	--	--	--	--	--
Other	0.8	1.3	1.6	1.7	1.8	2.2	2.5
Other Industries	21.3%	11.4%	4.6%	1.7%	1.8%	2.2%	2.5%
Totals	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

*  Less than 0.1%

(1) Includes rental revenue for all properties owned by Realty Income at the end of each period presented, including revenue from properties reclassified as discontinued operations. Excludes revenue from properties owned by Crest.

Pro Forma Geographic Diversification

The following table sets forth certain state-by-state information regarding Realty Income’s property portfolio after the acquisition of ARCT (dollars in thousands):

State	Number of Properties	Percent Leased	Approximate Leasable Square Feet	Annualized Rental Revenue at 12/31/2012	Percentage of Annualized Rental Revenue
Alabama	87	97%	658,800	$ 10,097	1.4%
Alaska	2	100	128,500	1,226	0.2
Arizona	101	98	1,079,000	19,713	2.8
Arkansas	27	96	532,500	4,160	0.6
California	152	100	4,497,800	80,373	11.3
Colorado	65	97	618,700	9,584	1.3
Connecticut	26	92	475,600	8,349	1.2
Delaware	16	100	29,500	1,562	0.2
Florida	234	98	2,443,700	41,373	5.8
Georgia	176	95	2,326,800	28,532	4.0
Hawaii	--	--	--	--	--
Idaho	14	93	97,500	1,812	0.3
Illinois	132	99	3,386,400	36,395	5.1
Indiana	91	98	909,300	16,820	2.4
Iowa	35	91	2,679,900	11,879	1.7
Kansas	76	96	1,557,300	11,940	1.7
Kentucky	36	97	514,000	8,857	1.2
Louisiana	65	100	619,800	9,171	1.3
Maine	5	100	67,700	1,550	0.2
Maryland	32	100	658,000	14,460	2.0
Massachusetts	82	94	699,900	11,768	1.7
Michigan	96	100	871,900	11,308	1.6
Minnesota	156	100	1,141,900	28,940	4.1
Mississippi	83	95	834,900	9,255	1.3
Missouri	108	99	1,744,300	24,573	3.4
Montana	2	100	30,000	282	*
Nebraska	26	100	377,700	4,772	0.7
Nevada	18	100	366,000	4,804	0.7
New Hampshire	18	94	280,000	4,588	0.6
New Jersey	66	97	449,000	10,374	1.5
New Mexico	21	100	166,800	2,048	0.3
New York	80	99	1,967,000	39,214	5.5
North Carolina	113	96	1,014,600	16,055	2.3
North Dakota	7	100	66,000	480	0.1
Ohio	177	97	4,163,000	34,867	4.9
Oklahoma	64	98	1,031,500	8,780	1.2
Oregon	23	100	394,900	5,344	0.7
Pennsylvania	147	99	1,702,700	27,326	3.8
Rhode Island	3	100	11,000	147	*
South Carolina	118	97	735,800	15,219	2.1
South Dakota	11	100	133,500	1,032	0.1
Tennessee	144	97	1,564,700	16,386	2.3
Texas	368	98	5,281,300	68,678	9.6
Utah	11	100	737,600	4,618	0.7
Vermont	5	100	78,000	1,675	0.2
Virginia	121	97	2,480,900	25,303	3.6
Washington	36	97	372,000	5,040	0.7
West Virginia	10	100	242,900	3,363	0.5
Wisconsin	35	94	1,145,600	7,204	1.0
Wyoming	3	100	21,100	257	*

Puerto Rico	4	100	28,900	859	0.1
Totals/Average	3,528	98%	53,416,200	$ 712,412	100.0%

*Less than 0.1%

Improved Lease Maturity Schedule

Realty Income reduces its near term lease rollover
while extending its weighted average lease term

Note: Data based on annualized December 31, 2012 rental revenue.

Dividend Increase Chart

(1) Annualized dividend amount reflects the December declared dividend rate per share multiplied by twelve.
(2) Annualized 2013 pro forma dividend rate based on special January increase.